JOINT COOPERATION "AGREEMENT"
             -----------------------------------------------------
                         Number: 202/API MA8 02/04 2002


KNOW ALL MEN BY THIS PRESENT:

This joint Cooperation Agreement (Agreement) is made and entered by and between the undersigned signatories.

APOLO GOLD INC. , a Corporation duly incorporated under the Laws of Nevada in the United States of America, and located at:

         1458-409 Granville Street
         Vancouver, B.C., V6C 114
         Canada

HEREINAFTER referred to as the "FIRST PARTY"                             (APOLO)

AND

PT. METRO ASTATAMA, a limited liability corporation, incorporated under the Laws of Republic of Indonesia, located at:

         Jin. Pam Baru Reya No 10
         Kompl PAM. Bendungan Hillr
         Jakarta - 10210 - Indonesia

HEREINAFTER referred to as the "SECOND PARTY"                            (METRO)

WITNESSETH:

The Parties purposefully entered into and execute this Agreement with the sole purpose of the Parties being to work together in a Joint Operation basis to pursue and effect the Gold Mine Covering 733.9 hectares hereinafter referred to as the ("Property" ) at the Region of Babakan Loa, District of Kedondong, South Lampung, Southern Lampung, Province of Lampung, Southern Sumatera, Indonesia. Owned by PT. NAPAL UMBAR PICUNG, (NUP).

NOW THEREFORE:

In consideration of mutual promises, covenants and undertakings set for the herein and for the good and valuable consideration, the Parties declare and agree as stated in the Articles hereto.

                                       1/9

                                    ARTICLE 1
                                    ---------

Presentations and Warranties
-----------------------------

1.01 Whereas, APOLO represent and warrants that :

     a. APOLO has full corporate power and authority to enter into this Agreement and the entering of this Agreement does not conflict with any applicable Laws or with the By-Laws of Apolo or with any contract or other commitment to which Apolo is a Party to. b. The execution of this Agreement and the performance of its Terms and Conditions have been duly authorized by all necessary corporate action including the Resolution of the Board of Directors of Apolo.

1.02 Whereas, METRO represent and warrants that :

     a. METRO has exclusively signed a MEMORANDUM of UNDERSTANDING (Kesepakitan). Number 201/nup.mas.01/04.2002. Dated April 8, 2002, with by PT. NAPAL UMBAR PICUNG, (NUP) for its Property KP. Number KW.086 PP 325 at the above said location.

     b. METRO has full corporate power and authority to enter into this Agreement and the entering of this Agreement does not conflict with any applicable Laws or with the by-laws of Metro, or with any contract or other commitment to which Metro is a Party to.

     c. The execution of this Agreement and the performance of its Terms and Conditions have been duly authorized by as necessary corporate action including the Resolution of the board of Directors of Metro.


                                    ARTICLE 2
                                   ----------

The Obligations of the Parties:
-------------------------------

1. Under this particular Article the Patties shall define clearly and explicitly the commitment and obligation of the Parties/signatories.


2. Metro hereby assign to Apolo the exclusive right through this Agreement to explore, test, develop and Mine the "Property" and to extract, remove and sell the Minerals and mineral products therein and realize the profit thereof. Apolo and its nominee shall be the exclusive manager of the "Property" and its development into a production mine.


                                       2/9

3. However Apolo shall report in writing on a quarterly basis, all their activities and progress to Metro, in order for Metro to make regular quarterly reports to the appropriate Government Institution. Said quarterly report shall coincide with public reporting requirements of Apolo which is March, June, September, and December.

                                    ARTICLE 3
                                   ----------

Assignment
----------

Both Parties agree that with the consent of either Party, which consent shall not be unreasonable withheld, each Party shall have the right to assign all or any part of its interest in this Agreement and in the property, subject to the Terms and Conditions of this interest being transferred agrees to be bound by the Terms and conditions of this Agreement, insofar as they are applicable.


                                    ARTICLE 4
                                   -----------

1. Upon execution of this Agreement, Apolo shall, within 45 days, arrange issuance of 1,500,000 common shares of Apolo subject to sale under rule 144, to each of the following entities (a total of 3,000,000 restricted shares);

     a.  PT. Metro Astatama
         Jin. Pam Baru Reya No 10
         Kompl PAM. Bendungan Hillr
         Jakarta - 10210 - Indonesia

     b.  AMNXC Holding Ltd.
         6488 Bruce Street
         West Vancouver, B.C.
         Canada

2. The Parties has mutually agreed that the Project shall be managed by Apolo or its nominee and that the Net Profits will be allocated eighty (80) percent to Apolo and Twenty (20) percent to Metro. Distribution of Net
     Profits shall be based on a Net profit basis which is defined as the deduction of all cost, expenses of operation, management fees, Government license fees and taxes, camp expenses, travel and depreciation on Equipment based n the projected life of the mine or the Equipment, whichever is shorter.

3. Should the Parties disagree on the figure of the depreciation, the auditors of Apolo shall be engaged to provide an opinion on the acceptable method of depreciating the equipment. The remaining profit after all applicable expenses shall be paid out Eighty (80) percent to Apolo and Twenty (20) percent to Metro. If payments are less then the Net Profit shown after expenses, said pay out shall also be on 80% to Apolo and 20% to Metro basis unless the Parties mutually agree to other arrangements.

                                       3/9

                                    ARTICLE 5
                                   ----------

General Terms and Conditions :
------------------------------

1. The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be required, or which council for the Parties may deem necessary to effect or carry out the intent of the Agreement.

2. This Agreement shall constitute the entire Agreement between the Parties with respect to the Property. No representation or inducement has been made except as set forth herein. No changes, alterations, or modification of this Agreement shall be binding upon either Party until and unless a Memorandum in writing to such effect shall have been written, oral or implied understandings between the Parties with respect to the matters covered herein.

3.   Time shall be of the essence of this Agreement.

4. The Title in the Articles in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience and references only.

5. Each provision of this Agreement shall be interpreted in such manner to be effective and valid under applicable Law of the Country, but if any provision shall be prohibited by and be invalid under applicable Law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.   Apolo hereby covenant and agrees that :

     a. If it should elect to discontinue its operation on the Property, it shall return Metro the Property interest acquired by Apolo therein under this Agreement and shall execute any and all documents/Agreements, that are required by Metro to effect the return of the Property rights to Metro. All Equipment on the Property owned by Apolo shall be sold to Metro based on current value. If the Equipment is owned by Apolo and the Parties do not agree to a value, Apolo has the right or the remaining provisions of this Agreement.

     b. It shall conduct sufficient work on the Property to maintain the Property in good standing at all times hereinafter until the year following any declared discontinuance, as referred Ito in 6.a.

7. This Agreement shall be governed by and interpreted in accordance with international Law and in the Independent Country.

                                       4/9

                                    ARTICLE 6
                                    ---------


 The Payments
 -----------------

1. As agreed by the Parties herein, that the Deal for the "Property" amounting US $375,000.00 (US Dollar three hundred seventy five thousand) which is to be paid in seven (16) installment basis to wit:

1st Payment on             15th April             2002            US$.  5,000.00
2nd Payment on             15th June              2002            US$. 20,000.00
3rd Payment on             15th September         2002            US$. 25,000.00
4th Payment on             15th December          2002            US$. 25,000.00
5th Payment on             15th March             2002            US$. 25,000.00
6th Payment on             15th September         2002            US$. 25,000.00
7th Payment on             15th March             2003            US$. 25,000.00
8th Payment on             15th September         2003            US$. 25,000.00
9th Payment on             15th March             2003            US$. 25,000.00
10th Payment on            15th September         2003            US$. 25,000.00
11th Payment on            15th March             2003            US$. 25,000.00
12th Payment on            15th September         2003            US$. 25,000.00
13th Payment on            15th March             2003            US$. 25,000.00
14th Payment on            15th September         2003            US$. 25,000.00
15th Payment on            15th March             2003            US$. 25,000.00
16th Payment on            15th September         2003            US$. 25,000.00
--------------------------------------------------------------------------------

2.   Grand Total of Payments

3. In the event that a delay in the payment should occurred, both Parties has agreed that Apolo shall a thirty (30) days period from the date of payment to fulfil the payment.


                                    ARTICLE 7
                                    ---------

 Net Profit :
 --------------

1. Apolo shall calculate on a quarterly basis, the Net Profit Derive from the operations on the Property. The quarterly basis of reporting shall coincide with the quarterly reporting requirements of Apolo with the Securities and Exchange Commission. These quarterly requirements are March, June, September and December. Should the Mine start on any other basis, the first quarter will be adjusted to abide with the dates mentioned above.

2. Apolo shall no later than 45 days after completion of quarter, determine the Net Profit available to Metro and in turn pay to Metro the required amount, as defined under Article 4 of this Agreement.

                                       5/9

3. Deliver a properly prepared Financial statement on Operation at the Mine site, which shall include gross receipt from mineral sales during the reporting quarter, the expenses that have been deducted, and the resulting Net Profit and the portion applicable to Metro.

4. Provided however that, until such time as there are Net Profits available, Apolo should deliver to Metro within 45 days of the end of a reporting quarter, a detailed financial statement of all operations. This statement even when no mineral recovery has occurred to date. Once the required Equipment is in place and Production has commenced, the requirements for reporting are in effect.

5. Apolo agrees as does Metro, that each Party will execute and deliver such documents as may be necessary to permit both Apolo and Metro to record its share rights against the property.


                                    ARTICLE 8
                                   -----------


First Right of Refusal :
----------------------------

Notwithstanding Article 3, in the event Metro wishes to sell all or part of its interest in the Agreement or the Property itself, it shall first give notice to Apolo in writing containing an offer to sell or part of its interest, and the Terms of Sale that it would accept. The offer can be in Cash or other consideration.

Apolo shall have 30 days from the date of receipt of notice from Metro to sell or part, to reply in writing to Metro, re-Metro offer. Metro shall then be bound by this proposal they have made to Apolo. The Parties then have a further 30 days to complete the accepted proposal that Metro has made and Apolo has accepted. If Apolo fail to notify Metro before the expiration of the time therein, then Metro may sell and transfer such interest offered to any third Party or parties, provided it is on the same terms that Apolo either decline or fail to exercise on.


                                    ARTICLE 9
                                   ----------

NOTICES :
---------

Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficient given or postage prepaid or if given by telegram, telex or faxes addressed as follows:

For Apolo:        APOLO GOLD INC.
                  1458 - 409 Granville Street
                  Vancouver, B.C. V6C 1T2

                  Telephone:        0011-604-687 4150
                  Fax:              0011-604-687-4155


                                       6/9

For Metro:        MT METRO ASTATAMA
                  Jin. Pam Baru Reya No 10
                  Kompl PAM. Bendungan Hillr
                  Jakarta - 10210 - Indonesia

                  Telephone:        001-62-21-573-5379
                                    001-62-811 130 282
                  Fax:              001-62-21-573-5379



                                   ARTICLE 10
                                   ----------


The Parties Rights
------------------

Each Party acknowledges that the other Party has other interest and business, and that this Agreement is a non exclusive Agreement, and only relates to the commerce herein and/or hereinafter, or otherwise agreed to by the Parties in writing.


                                   ARTICLE 11
                                   ----------


Definition :
------------

In addition to the Definitions contained in this Agreement, in this Article:

"Cost" means all items of outlay and expenses whatsoever, both direct and indirect, with respect to the Property or any mine recorded by the purchaser in accordance with generally accepted accounting principals and without limiting generally, more particularly:

A.   "Capital Costs" means :

     a. All cost preparing and equipping the mine for commercial production which are recorded prior to the completion date, including without limiting generally, all amount invested in development headings, Heavy equipment, Gold processors, housing, infrastructures, road constructions, Drainage, Airport, and other facilities whatsoever.

     b. All cost of maintaining efficient production of gold which are recorded after completion data, including without limiting generally, exploration and exploitation, development and acquisition of fixed asset, and

     c. For purposes only of calculation of Net Profits all items of outlay and expenses obtained financial information and providing security as recorded by Apolo.


B.   "Exploration  costs" means all cost recorded during the exploration period,
     including  without  limiting   generally,   such  reasonable   charges  for
     administrative services as may charged by Apolo and or Metro.

                                       7/9

C.   "Exploration Costs" means all cost relating to Production of minerals.

D.   "Mine Costs" means Capital Costs, Exploration and Exploitation Costs.

E. "Operating Costs" means all cost which do not fall into any other class of costs enumerated herein including, without limiting generally :

     a. Payroll costs, including applicable fringe benefits, burden and other direct payroll costs.

     b.   All  other  costs   incidental  to  mining  operation  and  Government
          administrations,

     c. all cost resulting from any slowdown, suspension or termination of mining operation at the mine, whether voluntary or involuntary, and howsoever arising,

     d. all prepared expenses and costs of supplies and repair parts and consumables for the operation of the Equipment and plant,

     e. all taxes, other then income taxes, royalties or other charges or imposts provided for pursuant to any Law or legal obligation imposed by any government,

     f. all incidental costs rehabilitation of the mine, reclamation and environmental protection, and

     g. such reasonable portion of the head office overhead costs as may be charged by Apolo.

                                   ARTICLE 12
                                  ------------

Confidentiality
---------------

Both Parties, Apolo and Metro shall treat all data, reports, and other information of any nature whatsoever relating to this Agreement and the Property as confidential. The only exception to this would be matters that Apolo is obliged to disclose to the Public, to the securities and Exchange commission in its regular reporting requirements regarding consent of the other Party, disclose to any third party any information concerning the Property or any operation thereon. The Parties shall not buy, sell, or otherwise disclose any information relating to the Property, unless such information is required to be disclosed because of the applicable Law in Indonesia or in the U.S.A. In the event, the required information will be provided to the other Party first before any disclosure is undertaken.

                                       8/9

                                   ARTICLE 13
                                   ----------

Addendum
--------

Both Apolo and Metro agree to produce an Addendum following this Agreement, to cover any addition or modification as determined by the Parties. This Addendum shall then become a legal and inseparable part of this Agreement and a binding part of this Agreement.


                                   ARTICLE 14
                                   -----------

The Spirit
----------

Essentially the spirit behind this Agreement is one of mutual trust and confidence and the reliance on each of the signatories to do what is fair and it shall be expected that each of the names signatories of private and or financial nature to the utmost of each Parties ability.


                                   ARTICLE 15
                                   ----------

In witness Whereof :
--------------------

This Agreement shall benefit and be binding upon the Parties and their signatories hereto and their respective heirs, successors and assigns.

This Agreement shall be executed in two (2) original copies only and having same Power of Law. One copy is provide to "Apolo" and one Copy is provide for "Metro".

This "Agreement" is Executed on this 6th day of April 2002

The "First Party"                          The "Second Party"
Apolo Gold, Inc.                           PT. Metro Astatama

      Apolo Gold, Inc.                             PT. Metro Astatama
      CORPORATE SEAL                                 CORPORATE SEAL

/s/  Martian Leirasseu                     /s/ M. Yusuf Sabario
-------------------------------------      -------------------------------------
Martian Leirasseu                          M. Yusuf Sabario


/s/ Robert Dunning                         /s/ Muhamad Arief
-------------------------------------      -------------------------------------
Robert Dunning                              Muhamad Arief

                                       9/9